UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 29, 2019

HIGHPOWER INTERNATIONAL, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)
Preferred Stock Purchase Rights	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Highpower International, Inc., a Delaware corporation (the “Company”), on June 28, 2019 (the “Prior Report”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is owned by Mr. Dang Yu Pan, Chairman of the Board of Directors and Chief Executive Officer and stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong.

The Company called a special meeting of stockholders (the “Special Meeting”) to approve the Merger Agreement, which Special Meeting was held on October 29, 2019 at 10 a.m. China Standard Time, and the voting results at which are set forth in Item 5.07 herein.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Prior Report, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 29, 2019, the Company held the Special Meeting to consider certain proposals related to the Merger Agreement, which provides for, among other things, the Merger.

As of September 16, 2019, the record date for the Special Meeting, there were 15,690,605 shares of the Company’s Common Stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 11,793,273 shares of Common Stock, representing approximately 75.16% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

Proposals to be voted upon at the Special Meeting included the following:

(1)

to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 28, 2019, as it may be amended from time to time, (the “Merger Agreement”), by and among HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), and the Company, pursuant to which it is contemplated that Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation of the Merger (the “Merger Proposal”); and

(2)	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).

The final voting results for the Merger Proposal are described below.

For	Against	Abstain	Broker Non-Votes
11,238,615	532,167	22,491	-

Of the outstanding shares entitled to vote held by stockholders not including shares held by Messrs. Dang Yu (George) Pan, Wen Liang Li, Wen Wei Ma and Essence International Financial Holdings (Hong Kong) Limited, or any of their respective affiliates, 6,188,358 shares representing 58.16% of the eligible outstanding shares voted in favor of the Merger Proposal.

Since there were sufficient votes represented at the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was moot and, therefore, not submitted for a vote at the Special Meeting.

Item 8.01. Other Events.

On October 30, 2019, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPOWER INTERNATIONAL, INC.

By:	/s/ Shengbin (Sunny) Pan
Shengbin (Sunny) Pan Chief Financial Officer

Date: October 30, 2019